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                             STAMFORD, CONNECTICUT

                                                                      EXHIBIT 16

                       [PRICE WATERHOUSE LLP LETTERHEAD]

April 1, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

    The William Carter Company

    We have read item 9 of The William Carter Company's Form 10-K dated April 1, 1998 and are in agreement with the statements contained therein.

Yours very truly,

/s/ Price Waterhouse, LLP